Exhibit 24.3

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Diageo Capital plc (“Diageo Capital”) and Diageo plc (“Diageo”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of US$1,000,000,000 principal amount of notes, together with the guarantees thereof (collectively, the “Securities”).  Such Securities will be registered on one or more registration statements on Form F-4 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Diageo, any member of the Finance Committee of Diageo, Deirdre Mahlan, Anna Manz and Paul Tunnacliffe, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Diageo and Diageo Capital pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Securities under the Securities Act and qualification of the Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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By:	/s/ BRUCE PROCTOR	Date: 26 March 2010

Name:	Bruce Proctor
Title:	Authorized Representative in the United States Diageo plc
Diageo Capital plc